EXHIBIT 10.52
AMENDMENT NUMBER 2013-1
PREMIERE GLOBAL SERVICES, INC. 401(K) PLAN

BY THIS AGREEMENT, Premiere Global Services, Inc. 401(k) Plan (herein referred to as the “Plan”) is hereby amended as follows, effective as of January 1, 2013, except as otherwise provided herein:
1. The section of the Adoption Agreement entitled “CONTRIBUTION TYPES” is amended as follows:

CONTRIBUTION TYPES (1.12). The Employer and/or Participants, in accordance with the Plan terms, make the following Contribution Types to the Plan/Trust (Choose one or more of (a) through (h) as applicable. Choose (i) if applicable):

(a)	[X] Pre-Tax Deferrals. See Section 3.02 and Elections 20-23.

(b)	[ ] Roth Deferrals. See Section 3.02(E) and Elections 20, 21, and 23. [Note: The Employer may not limit Elective Deferrals to Roth Deferrals only.]

(c)	[X] Matching. See Sections 1.34 and 3.03 and Elections 24-26. [Note: The Employer may make an Operational QMAC without electing 6(c). See Section 3.03(C)(2).]

(d)	[X] Nonelective. See Sections 1.37 and 3.04 and Elections 27-29. [Note: The Employer may make an Operational QNEC without electing 6(d). See Section 3.04(C)(2).]

(e)
[ ]     Safe Harbor/Additional Matching. The Plan is (or pursuant to a delayed election, may be) a safe harbor 401(k) Plan. The Employer will make (or under a delayed election, may make) Safe Harbor Contributions as it elects in Election 30. The Employer may or may not make Additional Matching Contributions as it elects in Election 30. See Election 26 as to matching Catch-Up Deferrals. See Section 3.05.

(f)	[ ] Employee (after-tax). See Section 3.09 and Election 35.

(g)
[ ]     SIMPLE 401(k). The Plan is a SIMPLE 401(k) Plan. See Section 3.10. The Employer operationally will elect for each Plan Year to make a SIMPLE Matching Contribution or a SIMPLE Nonelective Contribution as described in Section 3.10(E). The Employer must notify Participants of the Employer's SIMPLE contribution election and of the Participants' deferral election rights and limitations within a reasonable period of time before the 60th day prior to the beginning of the Plan Year. [Note: The Employer electing 6(g) may not elect any other Contribution Types except under Elections 6(a), 6(b), and 6(h).]

(h)	[ ] Designated IRA. See Section 3.12 and Election 36.

(i)
[ ]     None (frozen plan). The Plan is/was frozen effective as of: ______________________. See Sections 3.01(J) and 11.04.
[Note: Elections 20 through 30 and Elections 35 through 37 do not apply to any Plan Year in which the Plan is frozen.]

2. The section of the Adoption Agreement entitled “ELECTIVE SERVICE CREDITING” is amended as follows:
ELECTIVE SERVICE CREDITING (1.56(C)). The Plan must credit Related Employer Service under Section 1.23(C) and also must credit certain Predecessor Employer/Predecessor Plan Service under Section 1.56(B). The Plan also elects under Section 1.56(C) to credit as Service the following Predecessor Employer service (Choose one of (a) or (b)):

(a)	[ ] Not applicable. No elective Predecessor Employer Service crediting applies.

(b)
[X] Applies. The Plan credits the specified service with the following designated Predecessor Employers as Service for the Employer for the purposes indicated (Choose (1) and (2) as applicable. Complete (3). Choose (4) if applicable):

[Note: Any elective Service crediting under this Election 13 must be nondiscriminatory.]

(1) [X]
All purposes. Credit Service for all purposes with Predecessor Employer(s): Accucast, Inc. (effective January 26, 2006); Soundpath Conferencing Services (effective August 12, 2008); Link Conference Service (effective February 10, 2009). The Himark Group, LLC, d/b/a Copper Services (Effective 8/1/2013), ACT Teleconferencing, Inc., or ACT Teleconferencing Services, Inc. (Effective 9/4/2013) (insert as many names as needed)

(2) [ ] Designated purposes. Credit Service with the following Predecessor Employer(s) for the designated purpose(s):

		(1)	(2)	(3)
		Eligibility	Vesting	Contribution
Allocation
a.	Employer:	[ ]	[ ]	[ ]
b.	Employer:	[ ]	[ ]	[ ]
c.	Employer:	[ ]	[ ]	[ ]

(3) Time period. Under Elections 13(b)(1) or (2), the Plan credits (Choose one or more of a., b., and c. as applicable):

a.	[X] All. All Service under Election(s) 13(b) 1 , regardless of when rendered.

b.	[ ] Service after. All Service under Election(s) 13(b)__________, which is or was rendered after:____________ (specify date).

c.	[ ] Service before. All Service under Election(s) 13(b)___________, which is or was rendered before:__________ (specify date).

(4) [ ] Describe elective Predecessor Employer Service crediting: _____________.
[Note: Under Election 13(b)(4), the Employer may describe service crediting from the elections available under Elections 13(b)(1) through (3), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes credit service with X only on/after 1/1/05 OR Credit all service for all purposes with entities the Employer acquires after 12/31/04 OR Service crediting for X Company applies only for purposes of Nonelective Contributions and not for Matching Contributions).]

3. The section of the Adoption Agreement entitled “NONELECTIVE CONTRIBUTIONS (TYPE/AMOUNT)” is amended as follows:
NONELECTIVE CONTRIBUTIONS (TYPE/AMOUNT) INCLUDING PREVAILING WAGE CONTRIBUTIONS (3.04(A)). The Employer Nonelective Contributions under Election 6(d) are subject to the following additional elections as to type and amount (Choose one or more of (a) through (e) as applicable):
(a)[X] Discretionary. An amount the Employer in its sole discretion may determine.
(b)[ ] Fixed. (Choose one or more of (1), (2), and (3) as applicable):

(1)	[ ] Uniform %. ______ % of each Participant's Compensation, per _____________ (e.g., Plan Year, month).

(2)	[ ] Fixed dollar amount. $_______ , per ____________ (e.g., Plan Year, month, HOS, per Participant per month).

(3)	[ ] Describe: __________________________________________________________________ (specify time period, e.g., per Plan Year quarter. If not specified, the time period is the Plan Year).
[Note: The Employer under Election 27(b)(3) may specify any Fixed Nonelective Contribution formula not described under Elections 27(b)(1) or (2) (e.g., For each Plan Year, 2% of net profits exceeding $50,000) and/or the Employer may describe different Fixed Nonelective Contributions as applicable to different Participant groups (e.g., A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division A Participants and a Fixed Nonelective Contribution equal to $500 per Participant each Plan Year applies to Division B Participants).]

(c) [ ]
Prevailing Wage Contribution. The Prevailing Wage Contribution amount(s) specified for the Plan Year or other applicable period in the Employer's Prevailing Wage Contract(s). The Employer will make a Prevailing Wage Contribution only to Participants covered by the Contract and only as to Compensation paid under the Contract. If the Participant accrues an allocation of Employer Contributions (including forfeitures) under the Plan or any other Employer plan in addition to the Prevailing Wage Contribution, the Plan Administrator will (Choose one of (1) or (2)):

(1)	[ ] No offset. Not reduce the Participant's Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(2)	[ ] Offset. Reduce the Participant's Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(d) [ ]	Related and Participating Employers. If any Related and Participating Employers contribute Nonelective Contributions to the Plan, the contribution formula(s) (Choose one of (1) or (2)):

(1)	[ ] All the same. Is (are) the same as for the Signatory Employer under this Election 27.

(2)	[ ] At least one different. Is (are) as follows: .
[Note: The Employer should not elect 27(d) unless there are Related Employers which are also Participating Employers. See Section 1.23(D). The Employer electing 27(d) also must complete Election 28(g) as to the allocation methods which apply to the Participating Employers.]
(e) [ ] Describe: ____________________________________________________________________________________________
[Note: Under Election 27(e), the Employer may describe the amount and type of Nonelective Contributions from the elections available under Election 27 and/or a combination thereof as to a Participant group (e.g., A Discretionary Nonelective Contribution applies to Division A Employees. A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division B Employees).]
4. The section of the Adoption Agreement entitled “NONELECTIVE CONTRIBUTIONS ALLOCATION” is amended as follows:
NONELECTIVE CONTRIBUTION ALLOCATION (3.04(B)). The Plan Administrator, subject to Section 3.06, will allocate to each Participant any Nonelective Contribution (excluding QNECs) under the following contribution allocation formula (Choose one or more of (a) through (h) as applicable):
(a) [ ] Pro rata. As a uniform percentage of Participant Compensation.
(b) [ ] Permitted disparity. In accordance with the permitted disparity allocation provisions of Section 3.04(B)(2), under which the following permitted disparity formula and definition of "Excess Compensation" apply (Complete (1) and (2)):
(1) Formula (Choose one of a. or b.):

a.	[ ] Two-tiered.

b.	[ ] Four-tiered.

(2) Excess Compensation. For purposes of Section 3.04(B)(2), "Excess Compensation" means Compensation in excess of (Choose one of a. or b.):

a.	[ ] Percentage amount. % (not exceeding 100%) of the taxable wage base in effect on the first day of the Plan
Year, rounded to the next highest $    (not exceeding the taxable wage base).

b.	[ ] Dollar amount. The following amount: $ (not exceeding the taxable wage base in effect on the first day of the Plan Year).
(c) [ ] Incorporation of contribution formula. The Plan Administrator will allocate any Fixed Nonelective Contribution under Elections 27(b), 27(d), or 27(e), or any Prevailing Wage Contribution under Election 27(c), in accordance with the contribution formula the Employer adopts under those Elections.
(d) [ ] Classifications of Participants. In accordance with the classifications allocation provisions of Section 3.04(B)(3). The classifications are (Choose one of (1), (2), or (3)):
[Note: Typically, the Employer would elect 28(d) where it intends to satisfy nondiscrimination requirements using "cross-testing" under Treas. Reg. §1.401(a)(4)-8. However, choosing this election does not necessarily require application of cross-testing and the Plan may be able to satisfy nondiscrimination as to its classification-based allocations by testing allocation rates.]

(1)	[ ] Each in own classification. Each Participant constitutes a separate classification

(2)	[ ] NHCEs/HCEs. Nonhighly Compensated Employee/Participants and Highly Compensated Employee/Participants.

(3)	[ ] Describe the classifications:
[Note: Any classifications under Election 28(d) must result in a definitely determinable allocation under Treas. Reg. §1.401-1(b)(1)(ii) and must constitute a reasonable classification within the meaning of Treas. Reg. §1.410(b)-4(b). The number of allocation rates is subject to the limitations in Section 3.04(B)(3)(b). Standard interest and mortality assumptions under Treas. Reg. §1.401(a)(4)-12 apply. In the case of a self-employed Participant, the requirements of Treas. Reg. §1.401(k)-1(a)(6) apply and the allocation method should not result in a cash or deferred election for the self-employed Participant. The Employer by the due date of its tax return (including extensions) must advise the Plan Administrator or Trustee in writing as to the allocation rate applicable to each Participant under Election 28(d)(1) or applicable to each classification under Elections 28(d)(2) or (3) for the allocation Plan Year. Under Election 28(d)(1), the Employer may decide from year to year the classification (allocation rate) applicable to each Participant, without the need to amend the Plan to change the classification.]

(e) [ ]
Age-based. In accordance with the age-based allocation provisions of Section 3.04(B)(5). The Plan Administrator will use the Actuarial Factors based on the following assumptions (Complete both (1) and (2)):

(1)Interest rate. (Choose one of a., b., or c.):
a.    [ ] 7.5% b.     [ ] 8.0% c.    [ ] 8.5%

(2)Mortality table. (Choose one of a. or b.):

a.	[ ] UP-1984. See Appendix D.

b.	[ ] Alternative: (Specify 1983 GAM, 1983 IAM, 1971 GAM or 1971 IAM and attach applicable tables using such mortality table and the specified interest rate as replacement Appendix D.)

(f) [ ]
Uniform points. In accordance with the uniform points allocation provisions of Section 3.04(B)(6). Under the uniform points allocation formula, a Participant receives (Choose one or both of (1) and (2). Choose (3) if applicable):

(1) [ ] Years of Service.    point(s) for each Year of Service. The maximum number of Years of Service counted
for points is    .
"Year of Service" under this Election 28(f) means (Choose one of a. or b.):

a.	[ ] Eligibility. Years of Service for eligibility in Election 16.

b.	[ ] Vesting. Years of Service for vesting in Elections 42 and 43.
[Note: A Year of Service must satisfy Treas. Reg. §1.401(a)(4)-11(d)(3) for the uniform points allocation to qualify as a safe harbor allocation under Treas. Reg. §1.401(a)(4)-2(b)(3).]
(2) [ ] Age.    point(s) for each year of age attained during the Plan Year.
(3) [ ] Compensation.    point(s) for each $    (not to exceed $200) increment of Plan Year Compensation.
(g) [ ] Related and Participating Employers. If any Related and Participating Employers contribute Nonelective Contributions to the Plan, the Plan Administrator will allocate the Nonelective Contributions made by the Participating Employer(s) under Election 27(d) (Complete (1) and (2)):
(1) Allocation Method. (Choose one of a. or b.):

a.	[ ] All the same. Using the same allocation method as applies to the Signatory Employer under this Election 28.

b.	[ ] At least one different. Under the following allocation method(s): .
(2) Allocation sharing. The Plan Administrator will allocate the Nonelective Contributions made by the Signatory Employer and by any Participating Employer (Choose one of a. or b.):

a.	[ ] Employer by Employer. Only to the Participants directly employed by the contributing Employer.

b.	[ ] Across Employer lines. To all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Nonelective Contributions for the Plan Year.

[Note: The Employer should not elect 28(g) unless there are Related Employers which are also Participating Employers. See Section 1.23(D) and Election 27(d). If the Employer elects 28(g)(2)a., the Employer should also elect 11(b)(8)b., to disregard the Compensation paid by "Y" Participating Employer in determining the allocation of the "X" Participating Employer contribution to a Participant (and vice versa) who receives Compensation from both X and Y. If the Employer elects 28(g)(2)b., the Employer should not elect 11(b)(8)b. Election 28(g)(2)a. does not apply to Safe Harbor Nonelective Contributions.]
(h) [ X ] Describe: A uniform dollar amount for each eligible Participant as determined by the Employer in its sole discretion.
(e.g., Pro rata as to Division A Participants and Permitted Disparity (two-tiered at 100% of the SSTWB) as to Division B Participants.)

5. The section of the Adoption Agreement entitled “ALLOCATION CONDITIONS” is amended as follows:

ALLOCATION CONDITIONS (3.06(B)/(C)). The Plan does not apply any allocation conditions to: (i) Elective Deferrals; (ii) Safe Harbor Contributions; (iii) commencing as of the Final 401(k) Regulations Effective Date, Additional Matching Contributions which will satisfy the ACP test safe harbor; (iv) Employee Contributions; (v) Rollover Contributions; (vi) Designated IRA Contributions; (vii) SIMPLE Contributions; or (viii) Prevailing Wage Contributions, except as may be required by the Prevailing Wage Contract. To receive an allocation of Matching Contributions, Nonelective Contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s) (Choose one of (a) or (b). Choose (c) if applicable):

(a)	[ ] No conditions. No allocation conditions apply to Matching Contributions, to Nonelective Contributions or to forfeitures.

(b)	[X] Conditions. The following allocation conditions apply to the designated Contribution Type and/or forfeitures (Choose one or more of (1) through (7) as applicable):
[Note: For this Election 31, except as the Employer describes otherwise in Election 31(b)(7) or as provided in Sections 3.03(C)(2) and 3.04(C)(2) regarding Operational QMACs and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply. The Employer under Election 31(b)(7) may not impose an Hour of Service condition exceeding 1,000 Hours of Service in a Plan Year.]

			(1)		(2)	(3)	(4)
			Matching, Nonelective and Forfeitures		Matching	Nonelective	Forfeitures
(1)	[ ]	None.	N/A (See election 31(a))		[ ]	[ ]	[ ]
(2)	[ ]	501 HOS/terminees (91 consecutive days life if Elapsed Time). See Section 3.06(B)(1)(b).	[ ]	OR	[ ]	[ ]	[ ]
(3)	[ ]	Last day of the Plan Year.	[ ]	OR	[ ]	[ ]	[ ]
(4)	[X]	Last day of the Election 31(c) time period.	[ ]	OR	[X]	[X]	[ ]
(5)	[ ]	1,000 HOS in the Plan Year (182 consecutive days in Plan Year if Elapsed Time)	[ ]	OR	[ ]	[ ]	[ ]
(6)	[ ]	__________(specify) HOS within the Election 31(c) time period, (but not exceeding 1,000 HOS in a plan year).	[ ]	OR	[ ]	[ ]	[ ]
(7)	[ ]	Describe conditions:
(e.g., Last day of the Plan Year as to Nonelective Contributions for Participating Employer "A" Participants. No allocation conditions for Participating Employer "B" Participants).

c) [X] Time period. Under Section 3.06(C), apply Elections 31(b)(4), (b)(6) or (b)(7) to the specified contributions/forfeitures based on each (Choose one of (1) through (5)):

(1)	[X]	Plan Year	[ ]	OR	[ ]	[X]	[ ]
(2)	[X]	Plan Year quarter	[ ]	OR	[X]	[ ]	[ ]
(3)	[ ]	Calendar month	[ ]	OR	[ ]	[ ]	[ ]
(4)	[ ]	Payroll period	[ ]	OR	[ ]	[ ]	[ ]
(5)	[ ]	Describe time period:
[Note: If the Employer elects 31(b)(4) or (b)(6), the Employer must choose (c). If the Employer elects 31(b)(7), choose (c) if applicable.]
6. The section of the Adoption Agreement entitled “VESTING SCHEDULE” is amended as follows:
VESTING SCHEDULE (5.03). A Participant has a 100% Vested interest at all times in his/her Accounts attributable to: (i) Elective Deferrals; (ii) Employee Contributions; (iii) QNECs; (iv) QMACs; (v) Safe Harbor Contributions; (vi) SIMPLE Contributions; (vii) Rollover Contributions; (viii) Prevailing Wage Contributions unless the Prevailing Wage Contract provides otherwise; (ix) DECs; and (x) Designated IRA Contributions. The following vesting schedule applies to Regular Matching Contributions, to Additional Matching Contributions (irrespective of ACP testing status) and to Nonelective Contributions (other than Prevailing Wage Contributions) (Choose (a) or choose one or both of (b) and (d) as applicable. Choose (c) if elect a non-top-heavy schedule under (b) or (d)):
(a) [ ] Immediate vesting. 100% Vested at all times in all Accounts.
[Note: Unless all Contribution Types are 100% Vested, the Employer should not elect 41(a). If the Employer elects immediate vesting under 41(a), the Employer should not complete the balance of Election 41 or Elections 42 and 43 (except as noted therein). The Employer must elect 41(a) if the eligibility Service condition under Election 14 as to all Contribution Types (except Elective Deferrals and Safe Harbor Contributions) exceeds one Year of Service or more than 12 months. The Employer must elect 41(b)(1) as to any Contribution Type where the eligibility service condition exceeds one Year of Service or more than 12 months. The Employer should elect 41(b) if any Contribution Type is subject to a vesting schedule.]

(c)	[X] Vesting schedules: Apply the following vesting schedules (Choose one or more of (1) through (7) as applicable):

					(1) All Contributions	(2) Nonelective	(3) Regular Matching	(4) Additional Matching (See Section 3.05(F))
(1)		[ ]	Immediate Vesting		N/A (See Election 41(a))	[ ]	[ ]	[ ]
(2)		[ ]	Top-heavy: 6-year graded			[ ]	[ ]	[ ]
(3)		[ ]	Top-heavy: 3-year cliff			[ ]	[ ]	[ ]
(4)		[X]	Modified top-heavy:			[X]	[X ]	[ ]
Years of Service Vested %
	Less than 1		a.	0%
	1		b.	34%
	2		c.	67%
	3		d.	100%
	4		e.
	5		f.
	6 or more			100%
(5)		[ ]	Non-top-heavy: 7-year graded		N/A	[ ]	N/A	N/A
(6)		[ ]	Top-heavy: 5-year cliff		N/A	[ ]	N/A	N/A
(7)		[ ]	Modified non-top-heavy:			[ ]	N/A	N/A
Years of Service Vested %
	Less than 1		a.
	1		b.
	2		c.
	3		d.
	4		e.
	5		f.
6 or more
[Note: If the Employer does not elect 41(a), the Employer under 41(b) must elect immediate vesting or must elect a top-heavy or modified top-heavy vesting schedule. The modified top-heavy schedule of Election 41(b)(4) must satisfy Code §416. A top-heavy schedule must apply to Regular Matching Contributions and to Additional Matching Contributions. See Section 5.03(A)(1). The Employer as to Nonelective Contributions only may elect one of Elections 41(b)(5),

(6), or (7) in addition to electing a top-heavy schedule. The Employer must complete Election 41(c) if it elects any non-top-heavy schedule. If the Employer does not elect a non-top-heavy schedule, the elected top-heavy schedule(s) applies to all Plan Years. If the Employer elects 41(b)(7), the modified non-top-heavy schedule must satisfy Code §411(a)(2). If the Employer elects Additional Matching under Election 30(h), the Employer should elect vesting under the Additional Matching column in this Election 41(b). That election applies to the Additional Matching even if the Employer has given the maybe notice but does not give the supplemental notice for any Plan Year and as to such Plan Years, the Plan is not a safe harbor plan and the Matching Contributions are not Additional Matching Contributions. If the Plan's Effective Date is after December 31, 2006, do not complete Elections 41(b)(5), (b)(6), or (b)(7).]
(c) [ ] Nonelective Contributions: application of top-heavy schedule (Choose one of (1) or (2)):
(1) [ ] Apply in all Plan Years once top-heavy. Apply the top-heavy vesting schedule under Election 41(b) for the first Plan Year in which the Plan is top-heavy and then in all subsequent Plan Years.
(2) [ ] Apply only in top-heavy Plan Years. Apply the non-top-heavy schedule under Election 41(b) in all Plan Years in which the Plan is not a top-heavy plan.
(d) [ ] Special vesting provisions:    .
[Note: The Employer under Election 41(d) may describe special vesting provisions from the elections available under Election 41 and/or a combination thereof as to a: (i) Participant group (e.g., Full vesting applies to Division A Employees OR to Employees hired on/before "x" date. 6-year graded vesting applies to Division B Employees OR to Employees hired after "x" date.); and/or (ii) Contribution Type (e.g., Full vesting applies as to Discretionary Nonelective Contributions. 6-year graded vesting applies to Fixed Nonelective Contributions). Any special vesting provision must satisfy Code §411(a) and must be nondiscriminatory.]
7. The section of the Administrative Checklist entitled “RELATED AND PARTICIPATING EMPLOYERS” is amended as follows:
AC5. RELATED AND PARTICIPATING EMPLOYERS (1.23(C)/(D)). There are or are not Related Employers and Participating Employers as follows (Complete (a) through (c)):
(a) Related Employers. (Choose one of (1) or (2)):

(1)	[ ] None.

(2)	[X] Name(s) of Related Employers: American Teleconferencing Services, LTD, ACT Teleconferencing Inc., ACT Teleconferencing Services, Inc. (Effective September 4, 2013)
(b) Participating (Related) Employers. (Choose one of (1) or (2)):

(1)	[ ] None.

(2)
[X] Name(s) of Participating Employers: American Teleconferencing Services, LTD, ACT Teleconferencing Inc., ACT Teleconferencing Services, Inc. (Effective September 4, 2013) See SFC Election 71 for details.

(c) Former Participating Employers. (Choose one of (1) or (2)):

(1)	[ ] None.

(2)	[X] Applies.
Names(s)            Date of cessation
Xpedite Systems, LLC    November 1, 2010
___________________    _______________

This Amendment has been executed this 30th day of December, 2013.

Premiere Global Services, Inc.

By:     /s/ Karrie Andes
Committee Member